UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 19, 2017

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK		14625-2396
(Address of principal executive offices)		(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 19, 2017, Paychex, Inc. (the “Company”) announced that the Board of Directors (the “Board”) has appointed Kara Wilson to the Board.  The Company’s press release dated July 19, 2017, announcing the appointment of Ms. Wilson, is furnished as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”).  Ms. Wilson succeeds Pamela A. Joseph, who resigned her position with the Board earlier this year.

Ms. Wilson, age 47,  currently serves as the Chief Marketing Officer of Rubrik, a market leader in cloud data management, since June 2017.  From 2013 to June 2017, she served as Executive  Vice President and Chief Marketing Officer of FireEye, Inc., a cyber-security firm.  From 2012 to 2013, she served as Chief Marketing Officer of Okta, Inc., an information technology access security solutions company.

Ms. Wilson has more than 20 years of experience in marketing leadership roles for some of the technology industry’s most significant companies, including Cisco, SAP, SuccessFactors, PeopleSoft/Oracle, Okta, and FireEye.   While Chief Marketing Officer at FireEye, she helped launch the company’s initial public offering and was responsible for the organization’s global marketing initiatives. She is a graduate of the University of California, Berkeley.

Ms. Wilson’s appointment to the Board is effective immediately.  She has been appointed to serve on the Audit Committee of the Board.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit relating to Item 5.02 of this Form 8-K is furnished herewith:

Exhibit 99.1	Press Release of Paychex, Inc. dated July 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	July 19, 2017	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	July 19, 2017	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer